                                                                 EXHIBIT 10.32

                            CHASSIS LEASE AGREEMENT


         THIS CHASSIS LEASE AGREEMENT, together with all schedules and exhibits hereto, (the "Lease) is made this 1st day of January, 1998, by and between:

THE IVY GROUP, a New Jersey General Partnership, with offices located at 360 Nassau Street, Princeton, New Jersey 08540, as "Lessor"

and

TRAC LEASE INC., a Delaware Corporation, with offices located at 211 College Road East, Princeton, New Jersey , as "Lessee"


1. EQUIPMENT TYPE AND QUANTITY: Six Hundred Eighteen (618) chassis (the "Equipment") listed on the attached Schedule "A".

2. POSSESSION AND CONTROL: Lessee acknowledges and agrees that the subject chassis are presently in its possession or control.

3. TERM: The initial term of this lease shall be one year commencing on January 1, 1998 and shall automatically renew thereafter for additional one year periods unless terminated in advance by either party in writing not less than six months prior to the expiration of the then current term.

4. RENTAL: Lessee shall pay Lessor Two Dollars and Zero Cents ($2.00) per diem for each chassis leased by Lessee pursuant to this Agreement. Rental charges hereunder shall be paid monthly in arrears. All payments remitted hereunder shall be paid in currency of the United States. The obligation to make rental or any other payments to the Lessor shall not be deemed waived, delayed or eliminated for any reason, including without limitation, force major, war, civil commotion insurrection or the like which has the effect of denying the Lessee the temporary or permanent use of any leased chassis. No payment to be made by the Lessee hereunder shall be subject to reduction, limitation, impairment, set-off or counterclaim whether arising out of an alleged breach by Lessor or any third party or otherwise, provided, however, that this paragraph shall not be deemed a bar to Lessee's right to assert any claims to which it may be entitled against Lessor, in a separate proceeding.

5. ADDITIONAL RENT: Lessee shall pay to Lessor, as additional rent collectible hereunder, all sums as may be or have been advanced by Lessor on behalf of Lessee to assure compliance with all of the Lessee's obligations under the provisions of this Lease.

6. LATE CHARGE: Lessor shall be entitled to collect, as additional rent hereunder, an amount equal to five percent (5%) of the aggregate monthly rental charges for each and every payment not received by Lessor within ten calendar days of the payment due date.

7. TAXES AND FEES: Lessee shall pay all sales, use, excise, property stamp or other taxes, levies, import duties, charges or withholdings of any nature, together with all penalties, fines or interest thereon, now or hereafter in effect during the term of this Lease, assessed or imposed by any governmental authority by reason of the acquisition, use, operation or maintenance of the chassis.

8. LICENSING AND REGISTRATION: Lessee shall comply with all license and registration requirements for the chassis as its sole cost and expense.

9. DISCLAIMER OF WARRANTIES: Lessee understands and acknowledges that the Lessor is not the manufacturer or seller of the chassis and supplies the chassis in their "as is" condition without obligation to install, test, service or maintain the equipment. The only warranty applicable to the equipment is the manufacturer's warranty, if any. As long as the Lessee is in full compliance and no event of default has occurred hereunder, Lessor assigns to Lessee warranty rights, if any, it has as owner of the equipment against the manufacturer, supplier or any other person.

LESSOR EXPRESSLY DISCLAIMS ANY WARRANTIES OR CONDITIONS OTHERWISE IMPLIED BY LAW INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. REMEDIES UNDER THE MANUFACTURER'S WARRANTY SHALL BE THE ONLY REMEDY AVAILABLE TO THE LESSEE OR ANY OTHER PERSON. LESSOR SHALL NOT BE LIABLE FOR LOSS OF USE OF THE EQUIPMENT, LOSS OF TIME, INCONVENIENCE OR ANY OTHER CONSEQUENTIAL DAMAGES.



10.  LESSEE'S REPRESENTATIONS AND WARRANTIES:

A. Lessee is a Corporation duly organized and validly existing under the laws of the State of Delaware. Lessee has full power to own its assets and conduct its business as presently being conducted and is authorized to conduct such business under the laws of every jurisdiction where authorization is required.

B. Lessee has the power and authority to enter into and perform its obligations hereunder, and the execution, delivery and performance of this Lease and all related documents and instruments; i.) have been duly authorized by necessary by all action on the part of the Lessee; ii.) do not require any approval or consent of any third party or any federal, state or municipal authority or agency except such as have been duly obtained; and iii.) do not and will not contravene any law, rule, regulation, order, decree or judgment now binding on the Lessee or the Articles or Certificate of Incorporation of Lessee and iv.) does not and will not contravene the provisions of , nor cause a default under or result in the creation of any lien or encumbrance upon the property of Lessee under any indenture, contract or other agreement to which Lessee is a party or by which it or its property is bound, nor is Lessee currently in default under any such agreement.

C. This Lease and any and all related documents and instruments have been duly executed and delivered by Lessee and constitute the legal, valid and binding obligations of the Lessee enforceabl ocuments and instruments. Further, Lessee is not in default under any material provision of any agreement, instrument or undertaking, including without limitation, under any material obligation for the payment of borrowed money, for the deferred purchase price of any property or for the payment of any rent or other payment under any lease.

E. Under the laws of the states in which the Equipment is or is to be located, the Equipment consists solely of personal property.

F. The financial statement of Lessee are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, and accurately, completely and fairly represent the financial condition of the Lessee and the results of its operations as of the dates of and for the periods covered by such statements. Since the date of the last financial statement, there has been no adverse material change in Lessee's financial condition or results of operations, nor does there exist any fact, situation or event which materially adversely affects or may materially adversely affect the property, business, assets, income, prospects or condition (financial or otherwise) of Lessee.

G. The units of Equipment are depreciate assets in the hands of the Lessor. The Lessee will not claim any depreciation deductions under the Internal Revenue Code with respect to the units of Equipment subject to this Lease.

H. Lessee warrants that the Equipment is leased and will be used for business purposes only.

11. LOCATION AND USE.

A. Lessee shall at its expense, obtain an maintain all licenses continuously during the term of this Lease as may be required by any governmental authority for use of the Equipment.

B. Lessor will not be liable for any loss or interruption or damage to Lessee's business due to any mechanical failure or delay in connection with the furnishing or use of the Equipment.

C. The Equipment is leased for use in the United States. Lessee shall use the Equipment only in the course of its own business, and shall permit the Equipment to be operated only by Lessee's agents, employees or sublessees who are legally licensed to operate the Equipment. No person shall have authority to act on behalf of Lessor without written authority. Lessee shall comply with all federal, state or municipal requirements applicable to the use and operation of the Equipment. Lessee shall hold Lessor harmless from any fines and penalties assessed against the Equipment, Lessee or Lessor, and from any and all damage suffered by Lessor arising out of the operation of Equipment, and from all claims asserted by any party, including Lessee's employees, agents and sublessees arising out of, or in any way connected with, the operation, condition, or use of the Equipment. If the equipment is confiscated by any public authority, or if Lessor suffers damage, because of Lessee's use of the Equipment for an illegal purpose, Lessee shall pay to Lessor the amount of such damage, and Lessor may, at its option, terminate this Lease.

12. OPERATION, MAINTENANCE AND REPAIRS: Lessee shall, at all times, maintain or require the chassis to be maintained at its own cost and expense in good and safe repair and operation condition in accordance with manufacturer's specifications and the IICL current chassis inspection standards. Lessee shall be responsible for all damages and changes in the condition of the chassis. Lessee's maintenance and repair obligations shall included replacement of parts as may be necessary. Lessee shall comply with all loading limitations, handling procedures and operation instructions to prevent excessive impact or unbalanced loading.

Lessee shall make no modifications, improvements, repairs or replacements, nor attach accessories or additions to any chassis, without the prior written consent of the Lessor, except as may be necessary to comply with this lease agreement. All improvements, repairs, accessories and replacements made or attached to any chassis by Lessee shall become part of the chassis and the property of Lessor without Lessor incurring any liability therefore. Lessee shall not change or supplement any identification marks on any chassis except as agreed upon in writing between Lessor and Lessee.

Lessee shall at all times comply with all conventions, laws, regulations or orders of federal, state, foreign and local governments and agencies which affect any chassis or its use, operation or storage or which affect this lease and shall be liable for all fines, penalties, fees and interest thereon for failure to so comply. Lessee shall comply with the CSC and shall have and exercise such responsibility as would otherwise be Lessor's as owner for maintenance, examination and repair. Lessee shall also comply in all respects with all applicable customs conventions that provide requirements relating to temporary admission, transport of goods under customs seal, maintenance of records or otherwise. Lessee shall, at its expense, comply with all rules and practices of ports, depots, storage areas and transportation companies consistent with the other requirements herein.

13. SUBSTITUTION: Throughout the term of this Lease, Lessee shall have the right to substitute other comparable units of Equipment for the units leased hereunder. All costs and expenses associated with conveying title and substituting said units shall be borne by Lessee.

14. INSURANCE: Lessee shall, at its sole cost and expense, provide and maintain insurance on the subject equipment as follows:

A. Comprehensive and collision damage coverage on the equipment for the actual cash value and with the Lessor named as an additional insured and loss payee;

B. Bodily injury and property damage liability insurance having combined coverage limits of not less that $5,000,000.00 with Lessor named as additional insured and loss payee.

C. Any other insurance reasonable requested by the Lessor or required by any governmental authority.

All insurance required hereunder shall be written with a company satisfactory to the Lessor and shall provide that the insurance shall not be invalidated as to the Lessor by an act, omission or neglect of Lessee and further providing that the insurance shall not be cancelled without at least thirty (30) days prior written notice to the Lessor. Lessee shall furnish copies of said insurance policies or certificates of insurance to the Lessor.

Lessee shall notify Lessor immediately in writing of any accident involving the subject chassis and shall cooperate fully with Lessor and all insurance companies in the investigation, prosecution and defense of claims. The proceeds of such insurance, at Lessor's option, shall be applied either toward the replacement or repair of the chassis or toward payment of any obligation of the Lessee under this Lease. Lessor shall in no event, be entitled to duplicate receipt of funds under this paragraph and the Risk of Loss provisions set forth herein below.

15. RISK OF LOSS: Lessee shall be liable for all loss and damage to each chassis, normal wear and tear excepted, and shall repair same prior to return to Lessor. In the event that any chassis is damaged beyond repair, requisitioned by any governmental entity, lost or destroyed (a "Casualty Occurrence"), upon submission of evidence satisfactory in the reasonable opinion of Lessor of such loss, the Lessee shall, upon discovery and declaration of said Casualty Occurrence, pay the Lessor the depreciated value for such chassis to a minimum residual value of 40%. The depreciated value shall be calculated by depreciating the then current replacement value of the chassis. at the rate of 0.5% per month commencing the date of manufacturer through and including the month of the Casualty Occurrence. Lessee shall pay rental charges pursuant hereto until the date that full settlement is made therefor. Full settlement shall consistent of proof of such loss and full payment of the depreciated value of the chassis. In the event of a Casualty Occurrence, in lieu of payment of the depreciated value of the chassis, Lessee, in its sole and absolute discretion, may, but shall not be obligated to, elect to substitute for the lost or damaged chassis a replacement chassis of equal or better type, model, kind, age and condition which shall become in all respects subject to the terms hereof.

16. REDELIVERY OF THE CHASSIS: At the conclusion of the initial terms and any extensions thereto, Lessee shall be granted a build-down period not to exceed one hundred eighty days within which to return all chassis in its possession. During this period, all provisions of this lease shall remain in full force and effect. Should Lessee fail to redeliver all of the chassis within the 180 day build down period, the rental rate for each chassis that has not been redelivered shall remain at the then current per diem rate as set forth herein or as may have been renegotiated for any extension periods until such time as the chassis is redelivered provided that Lessee shall have made a good faith effort to redeliver all of the chassis during the build down period and continues to make a good faith effort until the last chassis is redelivered.

Lessee shall redeliver each chassis at Lessee's sole expense, to Lessee's authorized depot at any pool point in the United States listed in Lessee's most recent "Bulletin" ("Pool Points") or at any other location agreed to in advance in writing by the Lessor. Such Equipment, upon redelivery pursuant hereto, shall i.) be free and clear of all mortgages, liens, security interests, charges, encumbrances and claims ("Liens"), other than liens created by the Lessor or claimants against the Lessor which are not the result of any default by the Lessee hereunder ("Lessor's Liens"), and ii.) meet all compulsory standards then in effect under the applicable rules of any governmental agency or national organization with jurisdiction, and iii.) be equipped with a complete set of tires with a minimum tread of 4/32", with air to 85 p.s.i. for 24 hours. There will be no cuts to tire cord or flat spots within 4/32" of the cord or a tread depth more than 4/32" from the surface. Minor oxidation only shall be acceptable.

With respect to any chassis returned to any Pool Point of the Lessee, Lessee agrees to permit the Lessor to store such chassis or replacement chassis at such Pool Point for a period not to exceed thirty (30) days at Lessee's expense and at no cost to Lessor. Lessee's insurance obligations under Article 14 hereof shall continue during said storage period.

17. DEFAULT: Lessee shall be in default hereunder (an event of "Default") if:

(a) Lessee shall fail to remit rent or additional rent or any other payment within fifteen (15) days after such payment shall have become due and owing; or

(b) Lessee fail to obtain and maintain the insurance required to be carried hereunder; or

(c) Lessee fails to perform or observe any other duty, obligation, condition or covenant contained in this Lease or other document furnished in connection herewith and such failure shall continue for ten (10) days after receipt of notice of such failure or deficiency; or

(d) Lessee becomes insolvent, that is, unable to pay its debts as they mature, becomes the subject of any proceeding under the Bankruptcy Code, as amended, or any other insolvency law or law providing for the relief of debtors; or

(e) any certificate or representation of Lessee is or proves to have false in any material respect at the time of making or certification.

18. LESSOR'S RIGHTS UPON DEFAULT: If an event of Default occurs, the Lessor shall have the right to exercise any one or more of the following remedies:

A.  To terminate this Lease.

B. To declare the entire amount of rent and other sums due Lessor under this Lease for its entire term immediately due and payable.

C. To take possession of the Equipment without demand or notice wherever the same may be located without any court order or process of law. Lessee hereby waives any damages occasioned by such taking of possession. Any taking of possession shall not constitute a termination of this Lease unless Lessor expressly notifies Lessee in writing.

D. To require Lessee to purchase the Equipment. If requested by Lessor, Lessee shall purchase the Equipment for cash at a price determined by multiplying the monthly rental by the number of months remaining in the Base Lease Term, adding thereto any delinquent rentals, the residual value (as set forth in Paragraph 15) of the Equipment computed as of the monthly rent payment date next succeeding the date of Default, any prepaid expenses incurred by Lessor, including but not limited to license fees, sales or use tax, insurance premiums or other amounts owing by Lessee to Lessor, and subtracting therefrom any unearned leasing charges. If Lessee fails to purchase the Equipment upon Lessor's request, Lessor may re-lease or sell the Equipment. If sold, the sale may be public or private and may be at wholesale to a dealer. If the net proceeds of sale (gross proceeds less expenses of Lessor in preparing and holding the Equipment for disposition) and all expenses of disposition are less than the amount owing as determined in this subparagraph 18 (d), such deficiency shall constitute part of Lessor's damages and be forthwith paid by Lessee. If the Equipment is re-leased and the wholesale value of the Equipment at the time of re- lease is less than the amount owing as determined herein, such deficiency shall constitute a part of Lessor's damages and be forthwith paid by Lessee.

E. Lessor may, at its option, retain the Equipment in lieu of all damages caused by Lessee's Default . Lessors shall not be deemed to have exercised this option unless Lessee is so notified by Lessor in writing.

F. Lessee shall pay Lessor all costs and expenses, including attorneys's fees incurred by Lessor in exercising any of its rights or remedies under this Paragraph or in enforcing any of the terms or conditions of this Lease.

G. Lessor may pursue any other remedy provided by law or in this Lease.

19.  ASSIGNMENT OF RENTS AND PROFITS:

A. Lessee hereby sells, assigns and transfers unto Lessor all rents, issues and profits now due and which may hereafter become due through and including the entire term of this Lease Under or by virtue of any sublease of Units of the Equipment, it being the intention hereby to establish an absolute transfer and assignment of all such subleases and the rents, issues and profits therefrom.

B. Although it is the intention of the parties that this assignment of rents and profits is a present assignment, it is expressly understood and agreed that Lessor shall not exercise any of the rights herein, until and unless a Default shall have occurred hereunder.

C. Lessor shall be entitled to collect the rents, issues and profits and all other income of any kind under such subleases which accrue following a Default hereunder directly from the sublessees thereunder, shall have and may exercise all other rights, powers, privileges and remedies of Lessee thereunder and may execute such similar subleases and other agreements for the use of the Units on such terms and conditions as it may, in its sole discretion, determine.

D. Lessee hereby authorizes and instructs each and every sublessee under a sublease of Units of Equipment to pay all rents and other payments provided for in the corresponding sublease to Lessor upon receipt of written demand from Lessor to pay the same.

20. QUIET ENJOYMENT: Except and unless there exists an event of default by Lessee, the Lessee shall have the right to use and enjoy the leased equipment free from any and all interference by Lessor, its agents, assigns or parties claiming through Lessor.

21. INDEMNIFICATION: Lessee shall defend, indemnify and hold Lessor harmless from and against any and all claims, causes of action, liability, damage or loss, including without limitation, expenses incurred in connection with any claim or suit including attorneys' fees, court costs and other expenses, arising directly, indirectly or in any manner whatsoever without limitation, out of (a) Lessee's failure to comply with its obligations under this Lease, or (b) any attempt by a third party to assert or impose liability upon the Lessor for Lessee's acts or omissions, or (c) any claim, whether private or governmental, for personal injury or death or loss or damage to person or property or cargo or vessels or in any manner whatsoever without limitation arising from or out of or incident to the manufacture, ownership, selection, possession, leasing, operation, control, use, storage, loading, unloading, maintenance, delivery or return of any chassis or replacement unit leased hereunder, and (d) any forfeiture, seizure or impounding of or charge or lien imposed or asserted against any unit.

22. INTENT, TITLE, SECURITY INTEREST: It is the express intent of the parties that this Lease constitute a true lease and not a security agreement. This Lease shall be deemed to be "chattel paper" for purposes of the Uniform Commercial Code as adopted in the State of New Jersey. Title to each chassis shall at all times remain with the Lessor and Lessee has no right, title or interest in the equipment except as Lessee hereunder. Lessee has no option to purchase the equipment upon the expiration of the Lease term.

In the event that a Court of competent jurisdiction, notwithstanding the express intention of the parties, declares this Lease to be a Lease intended for security, then, solely in that event, shall this agreement constitute a security agreement and Lessee be deemed to have granted the Lessor a security interest in this Lease and every unit of equipment, any and all substitutions or replacements of any unit, any and all subleases involving any unit of equipment and proceeds, including insurance proceeds, to secure the prompt payment and performance of all obligations and indebtedness of Lessee hereunder.

Lessor is authorized to file this Lease, a financing statement or other notice with any filing officer or to otherwise make this Lease a matter of public record. Lessee shall execute all documents requested by Lessor to effectuate the filing of such notice and hereby grants an irrevocable power of attorney to Lessor for the purpose of executing and filing in Lessee's name and behalf all such documents.

23. JURISDICTION: The Lease shall be construed and enforceable in accordance with the laws of the State of New Jersey. Lessee agrees that any action concerning this Lease shall be venued in the Courts of the State of New Jersey. The parties hereby irrevocably submit to the personal jurisdiction of the Courts of the State of New Jersey, both Federal and State, for the purposes of any suit, action or other proceeding arising out of or relating to this Lease.

24. GENERAL:

A. BINDING EFFECT: All of the terms, provisions and conditions herein shall apply to, bind and inure to the benefit of the successors and assigns of parties to this Lease.

B. NOTICES: Any notice required to be given by a party shall be delivered to the other party at the address set forth above or at other such location as the parties may direct in writing from time to time. All notices shall be deemed to have been provided and sufficient if it is in writing and sent by certified or registered mail, facsimile transmission evidenced by transmission journal receipt or delivery receipted national carrier service.

C. SEVERABILITY AND ENFORCEABILITY: In the event that any one or more of the covenants, agreements, terms or provisions contained in this Lease shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

D. MARGINAL CAPTIONS: The marginal captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Assignment or any particular paragraph or section hereof, nor the proper construction hereof.

E. WAIVER: No failure on the part of the Lessor to enforce its rights granted hereunder shall constitute or operate as a waiver of any right or remedy provided for herein or available at law or in equity nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.

F. ENTIRE AGREEMENT: This writing constitutes the entire agreement between the parties. Any alteration, amendment or modification must be in writing and executed by the party to be bound thereby or against whom enforcement is sought.



         IN WITNESS WHEREOF, the parties have set their hands and seals this 1st day of January, 1998.



                                                            TRAC LEASE INC.,
ATTEST:


BY: /s/Kathleen C. Francis                              /s/  Martin Tuchman


  ATTEST:
                                                          THE IVY GROUP


BY: /s/Kathleen C. Francis                              /s/  Raoul J. Witteveen